DayStar Technologies Announces Appointment of Dr. Kang Sun

To Board of Directors

Santa Clara, CA, November 18, 2009 - DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced today that its board of directors has appointed Dr. Kang Sun, Ph.D. as an independent director of the board of directors of the company, effective immediately.

"I am very pleased to welcome Dr. Sun to the DayStar board of directors," said Peter Lacey, Chairman of the Board. "His demonstrated success and leadership as President and Chief Operating Officer of JA Solar and his depth of experience in technology companies will be of great value to DayStar as we move forward to commercialize DayStar's CIGS thin-film technology."

"I am pleased to join DayStar's board of directors and I look forward to working with Bill Steckel and the management team to contribute to the company's success in every way possible," said Dr. Sun. "I believe that DayStar's proprietary CIGS technology has significant commercial potential in the rapidly growing thin-film, photovoltaic market."

Dr. Sun is currently President and CEO of RayTracker Inc., an advanced photovoltaic tracking system manufacturer. Dr. Sun previously served as President, Chief Operating Officer and Director of China-based JA Solar Holdings Co., a world leader in photovoltaic products. At JA Solar, Dr. Sun was responsible for successfully securing $620 million in equity funding in 2007 and 2008 and led the business to profitability by growing revenue from $90 million in 2006 to approximately $800 million in 2008. Prior to joining JA Solar Holdings, Dr. Sun served as Managing Director, New Business Development & Chief Strategy Officer, New Business and New Products Group for Applied Materials where he was responsible for new business ventures and the company`s corporate strategic licensing business. From 1990 to 2005, Dr. Sun held executive positions in several large business enterprises and technology start-ups, including serving as Vice President of New Venture Business at Honeywell International Inc., General Manager of the optical devices business at Allied Signal, Vice President of New Business and Technology at Oce, and Vice President of Business Development at Microfabrica. Dr. Sun received his Ph.D. degree in material science from Brown University, master's degree in chemistry from University of Georgia and bachelor's degree in chemistry from Nanjing University, China.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this news release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. These factors include statements regarding the company's build-out of manufacturing lines and product commercialization. Forward-looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar's annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

DayStar Technologies, Inc.

William S. Steckel Patrick J. Forkin III

CEO,President & CFO Sr. Vice President -

408/582.7100 Corporate Development

investor@daystartech.com 408/907.4633

investor@daystartech.com